EXHIBIT 10.1



                             STOCK OPTION AGREEMENT


        This STOCK OPTION AGREEMENT (the "Agreement"), dated as of this 14th day of November, 2005, is between T SQUARED LLC, an Oregon Limited Liability Company, ("T SQUARED"), and INTERNATIONAL POWER GROUP, LTD., a Delaware Corporation, ("IPWG").In consideration of One Thousand US Dollars ($1,000.00) receipt of which is hereby acknowledged, IPWG hereby grants T SQUARED an option to purchase 6,250,000 shares of IPWG's 144 restricted stock at $0.80 USD per share. This option must be executed within 10 business days of the date of this agreement by the wire transfer of $5,000,000 US by T SQUARED to the, account of IPWG or the option shall, expire.

        The exercise price for the shares purchased on exercise of the option must be paid in full at the time of exercise of the option, and shares shall not be issued to T SQUARED until payment is made in full in cash.

T SQUARED LLC.                              INTERNATIONAL POWER GROUP, LTD.

/s/ James Thomas Morrow                     /s/ Peter Nicholas Toscano

By: James Thomas Morrow                     By: Peter Nicholas Toscano
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Its: Manager/Member                                  Its: President/CEO
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